CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 22, 2018, relating to the consolidated financial statements of Westwood Holdings Group, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2017, which is incorporated by reference in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Dallas, Texas
November 9, 2018